UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2023

Zymeworks Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41535	88-3099146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Patriot Drive, Suite A Middletown, Delaware	19709
(Address of principal executive offices)	(Zip Code)

(302) 274-8744

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ZYME	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2023, Zymeworks Inc. (the “Company”) and Mr. Neil Klompas, the Company’s President and Chief Operating Officer, mutually agreed to terms pursuant to which Mr. Klompas will step down as the Company’s President and Chief Operating Officer and separate from employment effective as of June 30, 2023 (the “Separation Effective Date”).

In connection with Mr. Klompas’ departure, Zymeworks BC Inc., a subsidiary of the Company (“Zymeworks BC”), and Mr. Klompas entered into a separation agreement and release (the “Separation Agreement”) providing for certain benefits, including:

•

A lump sum payment of $1,000,000, equivalent to twenty-four (24) months of his current base salary, subject to not being terminated for cause prior to the Separation Effective Date. Mr. Klompas will not be eligible for any annual performance bonus with respect to the Company’s 2023 fiscal year.

•

Eligibility for Mr. Klompas and his spouse to participate in the Company’s employee benefit plans for the lesser of (a) twenty-four (24) months following the Separation Effective Date and (b) the date of enrollment in the benefit plans of a new employer.

•

Entry into a consulting services agreement (the “Consulting Agreement”), whereby Mr. Klompas will assist with certain transitional matters at the request and direction of Zymeworks BC on an as needed basis. The Consulting Agreement will begin on the Separation Effective Date and cease on June 30, 2025. Mr. Klompas will be entitled to continued vesting and exercise benefits for outstanding stock options and restricted stock units under the Company’s equity incentive plans for the duration of the Consulting Agreement as well as certain cash payments at a rate of $300/hour for any services provided in excess of five hours per week. If a change of control (as such term is defined in the Company’s Amended and Restated Stock Option and Equity Compensation Plan) occurs prior to the expiration or earlier termination of the Consulting Agreement, any unvested options and restricted stock units held by Mr. Klompas immediately prior to such change of control that would have vested on or prior to June 30, 2025 had Mr. Klompas remained as a service provider through such date, shall be accelerated such that they are vested as of immediately prior to and contingent upon such change of control. Following the termination of the Consulting Agreement, and provided that Mr. Klompas (i) has not been terminated for cause prior to the Separation Effective Date and (ii) timely executes a supplemental release agreement, Mr. Klompas will have the period from the termination of the Consulting Agreement to June 30, 2026 to exercise any vested Company stock options, subject to any such options’ earlier expiration during such period.

•	Reimbursement for all reasonable and documented business expenses actually and properly incurred in relation to Zymeworks BC’s and the Company’s business up to the Separation Effective Date.

Pursuant to the terms of the Separation Agreement, Mr. Klompas will remain bound by the confidentiality provisions and certain restrictive covenants included in his employment agreement, including non-solicitation and non-competition covenants.

In connection with Mr. Klompas’ departure, the board of directors of the Company (the “Board”) appointed Mr. Kenneth Galbraith, the Company’s current Chief Executive Officer and Chair of the Board, as President of the Company to succeed Mr. Klompas in the role of President of the Company, effective as of the Separation Effective Date. Following Mr. Galbraith’s appointment, Mr. Galbraith will continue in the role of Chair of the Board and Chief Executive Officer of the Company.

Mr. Galbraith is 60 years old and has served as our Chief Executive Officer and Chair of our Board since January 2022. Previously, Mr. Galbraith served as our President from January 2022 to August 2022. Mr. Galbraith was a Managing Director at Five Corners Capital, Inc., which he founded in 2013. Most recently he served as Executive in Residence at Syncona Limited from April 2021 until January 2022. He served as Chief Executive Officer of Liminal BioSciences Inc. (formerly Prometic Life Sciences Inc.), a publicly held company, from April 2019 to November 2020, continuing as an advisor to that company from November 2020 to February 2021. He also served as Chief Executive Officer of Fairhaven Pharmaceuticals Inc. from June 2017 to April 2019. Mr. Galbraith has served as a director of several publicly held companies, including MacroGenics, Inc. from July 2008 until January 2022, Profound Medical Corp. from January 2017 to May 2023, and Celator Pharmaceuticals, Inc. from July 2008 to October 2013. He has also served as a director of several privately held companies. Previously, he joined Ventures West Capital in 2007 and founded Five Corners Capital Inc. in 2013 to manage the continued operations of the Ventures West Investment Funds. Mr. Galbraith has over 35 years of experience serving as an executive, director, investor and adviser to companies in the biotechnology, medical device, pharmaceutical and healthcare sectors. Mr. Galbraith received his B.Comm. from the University of British Columbia.

There are no arrangements or understandings between Mr. Galbraith and any other persons pursuant to which he was appointed President of the Company. There are also no family relationships between Mr. Galbraith and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The compensatory and other material terms of Mr. Galbraith’s employment with the Company will remain unchanged in connection with the foregoing. For information regarding Mr. Galbraith’s existing compensation arrangements, please refer to the information contained in the section titled “Item 11. Executive Compensation-Executive Employment Arrangements and Potential Payments upon Termination or Change in Control” in the Company’s Amendment No. 1 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 28, 2023.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A press release announcing Mr. Klompas’ departure is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement and Release by and between Zymeworks BC Inc. and Neil Klompas, dated May 17, 2023.

99.1	Press Release dated May 18, 2023.

104	Cover Page Interactive Data File (embedded as Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYMEWORKS INC.
(Registrant)

Date: May 18, 2023	By:	/s/ Kenneth Galbraith
	Name: Title:	Kenneth Galbraith Chair and Chief Executive Officer

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